UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2015
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On November 6, 2015, Sensient Technologies Corporation (“Sensient” or the “Company”) entered into a First Amendment dated as of November 6, 2015 to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) by and among the Company, as Borrower, and a group of nine banks led by Wells Fargo Bank, National Association, as Administrative Agent, and KeyBank National Association, as Syndication Agent.  The Amended and Restated Credit Agreement (the “Credit Agreement”), as amended by the Credit Agreement Amendment, provides for a $350 million revolving credit facility and a $170 million term loan facility (together, the “Facility”), each with a term of five years. Funds are available in U.S. dollars, Canadian dollars, English pounds, Euros, Swiss Francs, and other major currencies. Proceeds will be used to refinance existing indebtedness and to provide for future liquidity needs.

The Credit Agreement Amendment amends the Credit Agreement to, among other things, (a) increase Sensient’s term loan facility by $70 million, (b) extend the maturity of Sensient’s revolving credit facility from October 2019 to November 2020, (c) remove a covenant to maintain a consolidated adjusted net worth of at least $625 million, (d) increase default and cross default thresholds to $25 million, and (e) modify certain other provisions of the Credit Agreement Amendment as set forth therein.

The increased term loan facility was drawn in full on November 6, 2015 and matures as of November 6, 2020. Interest is payable at floating rates based on a base rate derived from LIBOR plus a margin (initially 150 basis points but subject to increase or decrease as Sensient’s leverage ratio weakens or improves).

Similar to Sensient’s other debt agreements, the Facility requires Sensient to maintain (1) a ratio of consolidated total funded debt to consolidated EBITDA (Leverage Ratio) of not more than 3.50 to 1.00, and (2) a fixed charge coverage ratio of not less than 2.00 to 1.00.  The Facility also includes other financial covenants that are customary in transactions of this type and similar to those in Sensient’s existing debt agreements.

The foregoing is intended to be a general description of the Credit Agreement Amendment but does not constitute a full description of it. Reference is made to the Credit Agreement Amendment, which is attached as Exhibit 10.1.  A copy of the Credit Agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K dated October 24, 2014 and filed with the SEC on October 27, 2014.

Additionally, on November 6, 2015, Sensient entered into a new seven year, fixed rate, senior note purchase agreement with a group of financial institutions including New York Life Insurance Company, Metropolitan Life Insurance Company and The Prudential Insurance Company of America.  The notes include €67 million of 1.85% senior notes.  Funds will be received in November 2015, and the new notes will mature in 2022.  The proceeds will be used to provide for future liquidity needs and to repay maturing indebtedness.

Similar to Sensient's other debt agreements, the note purchase agreement requires Sensient to maintain (1) a ratio of consolidated total funded debt to consolidated EBITDA (Leverage Ratio) of not more than 3.50 to 1.00, and (2) a fixed charge coverage ratio of not less than 2.00 to 1.00. The note purchase agreement also includes other financial covenants that are customary in transactions of this type and similar to those in Sensient's existing debt agreements.

The foregoing is intended to be a general description of the note purchase agreement but does not constitute a full description of it. Reference is made to the note purchase agreement, which is attached as Exhibit 10.2.

Additionally, on November 6, 2015, Sensient entered into a First Amendment dated as of November 6, 2015 to Note Purchase Agreement dated as of April 5, 2013, a First Amendment dated as of November 6, 2015 to Note Purchase Agreement dated as of March 22, 2011 and a First Amendment dated as of November 6, 2015 to Note Purchase Agreement dated as of November 19, 2009 (together, the “Note Purchase Agreement Amendments”) by and among the Company and the Noteholders (as defined in the Note Purchase Agreement Amendments). The Note Purchase Agreement Amendment amends each note purchase agreement to, among other things, (a) remove a covenant to maintain a consolidated adjusted net worth of at least $625 million, (b) increase default and cross default thresholds to $25 million, and (c) modify certain other provisions of the Note Purchase Agreement Amendments as set forth therein.

The foregoing is intended to be a general description of the Note Purchase Agreement Amendments but does not constitute a full description of them. Reference is made to the Note Purchase Agreement Amendments, which are attached as Exhibits 10.3, 10.4 and 10.5.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit 10.1:	First Amendment dated as of November 6, 2015 to Amended and Restated Credit Agreement.
Exhibit 10.2:	Note Purchase Agreement dated as of November 6, 2015
Exhibit 10.3:	First Amendment dated as of November 6, 2015 to Note Purchase Agreement April 5, 2013.
Exhibit 10.4:	First Amendment dated as of November 6, 2015 to Note Purchase Agreement March 22, 2011.
Exhibit 10.5:	First Amendment dated as of November 6, 2015 to Note Purchase Agreement November 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION
(Registrant)

By:	/s/ John L. Hammond

Name:	John L. Hammond

Title:	Senior Vice President, General Counsel and Secretary

Date:	November 10, 2015

EXHIBIT INDEX

Exhibit 10.1:	First Amendment dated as of November 6, 2015 to Amended and Restated Credit Agreement.
Exhibit 10.2:	Note Purchase Agreement dated as of November 6, 2015
Exhibit 10.3:	First Amendment dated as of November 6, 2015 to Note Purchase Agreement April 5, 2013.
Exhibit 10.4:	First Amendment dated as of November 6, 2015 to Note Purchase Agreement March 22, 2011.
Exhibit 10.5:	First Amendment dated as of November 6, 2015 to Note Purchase Agreement November 19, 2009.